Exhibit 10.12

                                  AGREEMENT FOR

                                PURCHASE AND SALE


This Agreement For Purchase And Sale (this "Agreement") is made by and among WCD ASSOCIATES, LLC, a Colorado limited liability company ("WCD") and EBD ASSOCIATES, LLC, a Colorado limited liability company ("EBD") (collectively referred to as "Sellers"), and SHERIDAN INVESTMENTS, LLC, a Colorado limited liability company ("Buyer"), effective as of this 2nd day of June, 2000 (the "Agreement Date").

                                    Recitals

     1. WCD owns those certain parcels of land located in the City and County of Denver as more particularly described on attached Exhibit "A" (the "WCD Land") on which two (2) buildings have been constructed that are known as the Writer's Buildings I and II, 1777 and 1780 South Bellaire Street, Denver, Colorado (the "WCD Buildings").

     2. EBD owns that certain parcel of land located in the City and County of Denver as more particularly described on attached Exhibit "A" (the "EBD Land") on which one (1) building has been constructed that is known as the Writer's Building III, 1805 South Bellaire Street, Denver, Colorado, (the "EBD Building"). The WCD Land and the EBD Land are sometimes referred to collectively herein as the "Land"; the WCD Buildings and the EBD Building are sometimes referred to collectively herein as the "Buildings."

     3. Sellers or Sellers' agents lease portions of the Land and Buildings to commercial tenants ("Tenants") pursuant to written leases ("Leases") and collect rents from the Tenants pursuant to the Leases ("Rents").

     4. Under the terms and conditions stated in this Agreement, Buyer has offered to purchase from Sellers all but not less than all of Sellers' interest in: (i) the Land and Buildings and all estates, rights, titles, privileges, liberties, easements and appurtenances to and for the benefit of the Land and Buildings, (ii) any transferable development rights or other entitlements, and
(iii) the Leases and Rents and any contracts, licenses, permits, warranties, surveys, plans, leasing materials or other personal property of Sellers that is located on the Land or Buildings and is used in connection with the operation and maintenance of same (collectively referred to herein as the "Property") and Sellers have accepted such offer and agreed to sell all but not less than all the Property to Buyer. The transaction set forth herein shall be completed on or before the date identified in Section 4.1 hereof (the "Closing Date").

     NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits accruing to the parties hereunder, Sellers and Buyer each agree to be legally bound as follows:

Section 1. Conveyance of Property.
----------------------------------

     1.1 Agreement to Convey. Under the terms and conditions stated in this Agreement, Sellers hereby agrees to convey their respective title to the Property to Buyer and Buyer hereby agrees to purchase the Property from Sellers, all on or before the Closing Date.

     1.2 Conveyance Instruments. The Property shall be conveyed by Sellers' execution, delivery and recordation if applicable of the following documents by each of the Sellers:

          1.2.1 General Warranty Deeds in the forms of Exhibit "B" attached hereto and incorporated herein (the "Deeds").

          1.2.2 Assignment and Assumption of Leases in the forms of Exhibit "C" attached hereto and incorporated herein (the "Assignment of Leases").

          1.2.3 Bills of Sale transferring Sellers' interest in any personal property in its "As-Is" and "Where Is" condition located on the Property in the forms of Exhibit "D" attached hereto and incorporated herein (the "Bill of Sale").

          1.2.4 All contracts relating to the Property as described in Exhibit "E" attached hereto (the "Contracts") shall be conveyed by Sellers' execution and delivery of Assignment and Assumption of Contracts in the forms of Exhibit "F" attached hereto and incorporated herein (the "Assignment of Contracts").

          1.2.5 All intangible personal property relating to the Land and Buildings other than the Contracts and Leases shall be conveyed by Sellers' execution and delivery of Assignment of Intangibles in the form of Exhibit "G" attached hereto and incorporated herein (the "Assignment of Intangibles").

          1.2.6 At any time on or after the Closing Date, Sellers shall execute and deliver any and all other documents and take any other actions reasonably required from time to time to convey the Property to Buyer in accordance with this Agreement.

     1.3 Assumption of Obligations. Buyer shall assume the rights and obligations of Sellers arising after Closing by execution and delivery of the Assignment of Leases, Assignment of Contracts and Assignment of Intangibles. At any time on or after the Closing Date, Buyer shall execute and deliver any and all other documents and take any other actions reasonably required from time to time to assume the obligations related to the Property in accordance with this Agreement.

Section 2. Purchase Price and Payment.
--------------------------------------

     2.1 Purchase Price. Buyer shall pay to Sellers the total purchase price for Sellers' interest in the Property of Nine Million Six Hundred Thousand Dollars ($9,600,000.00) (the "Purchase Price").

     2.2 Payment. The Purchase Price shall be paid by Buyer to Seller by Buyer's payment of the Earnest Money and Contingency Deposit required by Section 2.2.1 and payment of the Cash Balance required by Section 2.2.2. Sellers shall determine the allocation of the Purchase Price for the Property among themselves and such allocation shall be reflected on the Closing Statements prepared by the Title Company.

          2.2.1 Earnest Money. Upon the execution of this Agreement, Buyer shall deliver to Chicago Title of Colorado (the "Title Company") the sum of Seventy-Five Thousand Dollars ($75,000.00) as an earnest money deposit which shall be placed in an interest bearing trust account (the cash deposit and all interest thereon is referred to herein as the "Earnest Money"). Upon acceptance of the Property at the expiration of the Review Period as set forth in Section 3.3, the Buyer shall immediately deposit with the Title Company an additional Seventy-Five Thousand Dollars ($75,000.00), which shall also be placed in an interest bearing trust account (this deposit and all interest thereon is referred to herein as the "Contingency Deposit") at which time the Earnest Money and Contingency Deposit shall become non-refundable to Buyer except as otherwise specifically provided herein. If this Agreement is terminated by Buyer pursuant to any provision of this Agreement that expressly authorizes Buyer to terminate this Agreement and Buyer is entitled to a refund of the Earnest Money and/or the Contingency Deposit, then Title Company shall refund the same to Buyer.

          2.2.2 Cash Balance. The balance of the Purchase Price, after application of the Earnest Money and the Contingency Deposit, including any interest earned thereon, (the "Cash Balance") shall be paid in immediately available funds delivered to Title Company on or before the Closing Date.

Section 3. Inspections, Contingencies.
--------------------------------------

     3.1 Delivery of Information. If not previously delivered to Buyer, then within five (5) days after the Agreement Date, Sellers shall order or deliver to Buyer as much of the information, documents and materials described in this
Section 3.1 which is in the possession of or under the control of Sellers (collectively, the "Information").

          3.1.1 A preliminary title report (the "Title Report") and legible copies of all exception documents referred to therein.

          3.1.2 Sellers' annual operating statements for 1997, 1998, 1999, and a year to date statement for 2000, including property tax bills, for the Property.

          3.1.3 Plans, specifications, governmental notices, permits and approvals, and certificates of occupancy for the Property.

          3.1.4 A Current Rent Roll and copies of the Leases and any amendments thereto.

          3.1.5 Copies of all service contracts for the Property.

          3.1.6 Environmental Reports.

          3.1.7 Personal Property Schedule.

          3.1.8 Utility Bills for 1999 and year to date 2000.

          3.1.9 Most recent CAM/Expense pass-through reconciliation.

          3.1.10 Tenant Certificates of Insurance.

          3.1.11 Within five (5) days of the Agreement Date, Sellers shall deliver to Buyer a copy of the existing survey(s) for the Property. Seller shall, within 5 days of the Agreement Date order the survey(s) to be updated at Seller's expense. The survey(s) shall be performed so as to comply with the ALTA survey requirements including, legal description, flood plain, location of all improvements, property lines, set backs, easements, rights of way, encroachments and encumbrances. Upon receipt of the updated survey(s), Sellers shall promptly deliver a copy to Buyer.

     3.2 Inspection of the Property. During the Review Period, Buyer may inspect the Property, investigate all matters relating to the Property, and conduct any and all testing, sampling, inspections and investigations of the Property that Buyer reasonably requires (the "Inspection"). Buyer shall indemnify, defend and hold Sellers harmless for all liability, claims and expenses, including reasonable attorney's fees, incurred by Sellers as a result of Buyer's Inspection of the Property excluding damages resulting from latent defects and hazardous materials not placed on the Property by Buyer. If Buyer does not purchase the Property, Buyer shall, at Sellers' request, repair any damages caused by the Inspection and restore the Property to its prior condition.

     3.3 Review Period. Buyer shall have until 5:00 p.m. Mountain Time, July 14, 2000 (the "Review Period"), to review the Information, conduct the Inspection, and determine, in Buyer's sole discretion, whether to (a) reject the Property,
(b) accept the Property, or (c) accept the Property subject to Seller's correction of certain objections. On or before expiration of the Review Period, Buyer shall take one of the following actions:

          3.3.1 Deliver to Sellers and Title Company written notice of Buyer's rejection of the Property, in which event this Agreement shall be terminated and the Earnest Money shall be returned to Buyer.

          3.3.2 Deliver to Sellers and Title Company written notice of Buyer's acceptance of the Property and tender the Contingency Deposit to the Title Company, in which event the Earnest Money and Contingency Deposit shall be non-refundable to Buyer except as expressly provided in this Agreement .

          3.3.3 Deliver to Sellers and Title Company written notice of Buyer's acceptance of the Property, subject to Buyer's objections to the Property ("Objections"), which notice shall identify and describe the Objections and the actions required to satisfy or cure the Objections to Buyer's reasonable satisfaction. If Buyer gives notice of Objections, then within two (2) business days of receipt of the notice of Objections ("Cure Period"), Sellers shall deliver to Buyer and Title Company written notice of Sellers' election to not resolve the Objections or to resolve the Objections on or before the Closing Date. If Sellers fail to deliver notice of Sellers' election to resolve the Objections or if Sellers elect not to resolve the Objections this Agreement shall automatically terminate and the Earnest Money shall be returned to Buyer, unless within two (2) days of the Cure Period or receipt of written notice of Sellers' election, Buyer shall deliver written notice to Sellers and Title Company of Buyer's election to waive the Objections and accept the Property. If Sellers elect to resolve the Objections, Buyer shall immediately deliver the Contingency Deposit to the Title Company. If Sellers elect to resolve the Objections and then fail to resolve the Objections on or before the Closing Date, then Buyer shall be deemed to have rejected the Property, in which event this Agreement shall be terminated and the Earnest Money and the Contingency Deposit shall be immediately returned to Buyer; unless within two (2) days after the date upon which the Closing Date was scheduled to occur, but for Sellers' failure to resolve the Objections, Buyer notifies Sellers in writing that Buyer has elected to waive the Objections and accept the Property without Sellers resolving the Objections, in which event this Agreement shall be reinstated and the sale shall be consummated as provided herein.

          3.3.4 If on or before the expiration of the Review Period, Buyer fails to deliver the required written notices set forth in Sections 3.3.1 through 3.3.3, then Buyer shall be deemed to have taken the action described in
     Section 3.3.1 the Agreement shall terminate and the Earnest Money shall be returned to Buyer.

Section 4. Closing Matters.
---------------------------

     4.1 Closing Date. Unless otherwise modified as provided in Section 4.1.1, the "Closing Date" (herein so called) shall be on or before August 14, 2000, by which date the parties shall complete the purchase and sale of the Property.

     4.2 Title Company. Sellers and Buyer hereby retain Title Company as their mutual agent for closing the conveyance of the Property pursuant to this Agreement. This Agreement shall constitute the mutual instructions of the parties to Title Company and such instructions cannot be modified without the written consent of both parties. Title Company shall prepare statements of the closing of the transactions described herein for review and approval by the parties prior to the Closing Date (the "Closing Statements"). Title Company shall also insure the transfer of the Property by the issuance of the Title Policy. Title Company shall prepare and file all informational returns, including without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).

     4.3 Sellers' Closing Documents. On or before the Closing Date, Sellers shall deliver to Title Company the following, duly executed and acknowledged by Sellers for each of Sellers' respective properties:

          4.3.1 Deed.

          4.3.2 Assignment of Leases.

          4.3.3 Bill of Sale.

          4.3.4 Assignment of Contracts.

          4.3.5 Assignment of Intangibles.

          4.3.6 Tenant estoppel certificates required under Section 4.10.

          4.3.7 An affidavit that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

          4.3.8 Certified copies of resolutions or other authorizing documentation approving the execution, delivery and performance of all obligations of Seller under the Agreement and such certificates of good standing or other evidence of organization as may be required by the Title Company.

          4.3.9 Any bonds, warranties or guarantees which are applicable to the Property or personal property and all keys and security codes for the Property.

          4.3.10 The most current Rent Roll for the Property, certified by Seller.

          4.3.11 A certificate of the accuracy of the representations and warranties set forth in Section 5.

          4.3.12 All other documents reasonably required for Sellers and/or Title Company to perform their respective obligations hereunder.

     4.4 Buyer's Closing Documents. On or before the Closing Date, Buyer shall deliver to Title Company the following, duly executed and acknowledged by Buyer as required:

          4.4.1 Cash Balance.

          4.4.2 The Assignment of Leases.

          4.4.3 The Assignment of Contracts.

          4.4.4 The Assignment of Intangibles

          4.4.5 A certification of the accuracy of the representations and warranties of Section 6.

          4.4.6 All other documents reasonably required for Buyer and/or Title Company to perform their respective obligations hereunder.

     4.5 Prorations. All rents, expense pass-throughs, real property taxes, assessments and association dues, if any, assessed on the Property and all expenses of operation of the Property shall be prorated as of the Closing Date with all income and expenses allocated to Sellers for the Closing Date and prior thereto. To the extent possible, proration of utilities shall be made by meter readings on the Closing Date. Real estate taxes, assessments and association dues shall be prorated at the Closing Date based on the latest available information but once the actual tax, assessment and association dues bills are received the parties shall promptly make such payments to each other as required to prorate actual taxes, assessments and association dues. Any payments due between Sellers and Buyer shall be made within thirty (30) days after demand by the party to whom funds are owed. All tenant improvements and real estate commissions for new leases or lease renewals which are entered into after the Agreement Date shall be prorated at Closing.

     4.6 Costs.

          4.6.1 Sellers. Sellers shall pay the premium for a standard ALTA owner's Title Policy. Sellers shall also pay one-half of all charges of Title Company for performing the services required by this Agreement. All costs payable by Sellers shall be identified in the Closing Statements.

          4.6.2 Buyer. Buyer shall pay the additional premium for an extended owner's Title Policy, if requested by Buyer, and the cost of any endorsements to the Title Policy requested by Buyer or Buyer's lender. Buyer shall also pay one-half of all charges of Title Company for performing the services required by this Agreement and shall pay any and all transfer taxes, recording and filing fees. All costs payable by Buyer shall be identified in the Closing Statements. Buyer shall also pay all costs of its Inspection of the Property conducted by Buyer or its agents, but such costs shall not be identified in the Closing Statements.

          4.6.3 Commissions. Neither party shall be required to pay to the other party any real estate brokerage sales commissions for this transaction. Sellers shall pay a real estate brokerage commission to Seller's brokers, Trammell Crow, in the amount of 3.5% of the Purchase Price, upon the conveyance of the Property, which payment shall be governed by separate agreement. Any commissions due to Triumph Real Estate Corporation, agents for Buyer, shall be made pursuant to separate agreement between Trammell Crow and Triumph Real Estate Corporation. Each party shall indemnify and hold the other party harmless from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of the representation or undertaking under this Section 4.6.3.

     4.7 Possession and Risk of Loss. Possession of the Property shall be delivered to Buyer on the Closing Date after completion of the transactions described herein. All risk of loss to the Property shall be retained by Sellers prior to the Closing Date and shall be assumed by Buyer as of the Closing Date upon completion of the transaction described herein. All existing property, casualty and liability insurance relating to the Property shall not be canceled until after the Closing Date.

     4.8 1031 Exchanges. If either Sellers or Buyer seeks to sell or purchase the Property as part of an exchange pursuant to Internal Revenue Code Section 1031, the other parties shall cooperate therein, provided such exchange does not change the terms and conditions of this Agreement and does not impose any additional expense or liability on the other parties. No party represents or warrants to any other party that this transaction will, in fact, qualify for favorable Section 1031 treatment.

     4.9 Operation, Maintenance. Until the Closing Date Sellers shall operate and maintain the Property in the same manner as currently operated and maintained and Seller shall continue all existing services to the Property until the Closing Date.

     4.10 Estoppel Certificates. It shall be a condition precedent to Buyer's obligation to purchase the Property that Sellers deliver to Buyer at least ten
(10) days prior to the Closing Date, estoppel certificates, dated not more than thirty (30) days prior to the Closing Date, substantially in the form attached hereto as Exhibit "I" from 100% of the Tenants leasing 4,000 or more square feet of space at the Property, 95% of the Tenants leasing from 1,000 to 3, 999 square feet of space at the Property and 75% of Tenants leasing less than 1,000 square feet of space at the Property (the "Required Estoppels"). Sellers shall use their commercially reasonable efforts to obtain the Required Estoppels from the Tenants. If, despite Sellers' commercially reasonable efforts, Sellers are unable to obtain the Required Estoppels from the Tenants within said time frame, Sellers may deliver to Buyer estoppel certificates executed by Seller (Sellers Estoppels") which shall be deemed Required Estoppels. If Sellers fail to deliver the Required Estoppels (including any necessary Seller estoppels) within the time frame set forth above, Buyer shall have as its sole and exclusive remedy the option to either (i) consummate the purchase of the Property, or (ii) terminate this Agreement and receive a refund of the Earnest Money and the Contingency Deposit. If the Required Estoppels or Sellers Estoppels show material tenant or landlord defaults or are materially inconsistent with the lease information contained in the rent roll attached hereto as Exhibit "J" Buyer shall have three (3) business days from receipt of any estoppel certificate to object in writing to Sellers and terminate this Agreement under
Section 4.10 (ii). If Buyer fails to object in writing to any estoppel certificate within said three (3) day period, the estoppel certificate shall be deemed acceptable to Buyer.

     4.11 Post Closing Collections. Buyer shall use reasonable efforts for a period of one hundred eighty (180) days following the Closing Date to collect and promptly remit to Sellers any rents or other amounts due for any period prior to the Closing Date. Buyer shall apply amounts received from tenants, first towards amounts currently due to Buyer for the periods after the Closing Date, second, to amounts due to Sellers prior to the Closing Date; and the balance shall be retained by Buyer. In connection with such collection efforts, Buyer shall have no obligation to terminate any of the Leases. Sellers specifically waive any right of termination of Leases after Closing.

Section 5. Representations, Warranties and Indemnification by Sellers.
----------------------------------------------------------------------

     On the Agreement Date and on the Closing Date, EBD and WCD each make the following representations, warranties and covenants with respect to themselves and their respective properties only:

     5.1 Authority. Seller is duly organized, validly existing and in good standing under the laws of the State of Colorado, and Seller has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Seller hereunder. Seller has taken all necessary action to authorize the execution, delivery and performance by Seller of this Agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Seller and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Seller and will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Seller is not a foreign entity and no withholdings of the proceeds of the sale of the Property is required under Section 1445 of the Internal Revenue Code.

     5.2 Legal Actions. To the best of Seller's knowledge, there are no pending condemnation, claims or proceedings, at law or in equity, affecting all or any portion of the Property or in which Seller is a party by reason of Seller's ownership of the Property and Seller has received no written notices of any violations of any laws or regulations of any federal, state, city or other governmental authorities with respect to the Property.

     5.3 Contracts and Liens. Sellers each represent that the copies of the Contracts attached as Exhibit K are true, correct and complete copies of said Contracts and that they have not been modified except by written modifications included in the Contracts. Sellers have not entered into any other contracts for the sale of the Property which would affect Sellers' ability to convey the Property to Buyer. Sellers will not, without the prior written consent of Buyer, subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights-of-way, or similar matters after the Agreement Date which will not be eliminated on or prior to the Closing Date. From the Agreement Date until the expiration of Review Period, Sellers agree that they will keep Buyer informed regarding the status and terms of contract renewals and any new contracts for the Property. Notwithstanding such notice, unless such Contracts are not similar to others entered in the ordinary course of business, Buyer shall not have any right to approve or disapprove the actions of Sellers with respect to any contract negotiations or terms except as otherwise set forth in Section 3.3.1. After the expiration of the Review Period, Sellers shall not execute any new Contracts without Buyer's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer agrees to pay the costs of any new contracts executed after the Agreement Date, commissions for new contracts or contract renewals which are entered into after the Agreement Date shall be prorated at Closing.

     5.4 Leases. Sellers represents that the copies of the Leases attached as Exhibit "L" are true, correct and complete copies of said Leases and that they have not been modified except by written modifications included in the Leases. From the Agreement Date until the expiration of Review Period, Sellers agree that they will keep Buyer informed regarding the status and terms of lease renewals and any new leases for the Property, including tenant improvement costs, allowances and commissions to be paid, unless such Leases are not similar to other Leases entered into in the ordinary course of business. Buyer shall not have any right to approve or disapprove the actions of Sellers with respect to any lease negotiations or terms except as otherwise set forth in Section 3.3.1. After the expiration of the Review Period, Seller shall not execute any new Leases or modifications to existing Leases without Buyer's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer agrees to pay the costs of any new leases executed after the Agreement Date, including tenant improvements, commissions and related expenses. All tenant improvements and real estate commissions for new leases or lease renewals which are entered into after the Agreement Date shall be prorated at Closing.

     5.5 Warranty of Information. Seller warrants to Buyer that to the best of Seller's knowledge all of the records, rent-rolls, Leases, and other documents and Information pertaining to the use and occupancy of the Property, the income thereof, the cost and expense of maintenance thereof, any and all other matters concerning operation of the Property are complete and accurate in all material respects.

     5.6 Zoning. To the best of Seller's knowledge, the Property is properly zoned by Denver County, Colorado for the existing uses as a matter of right without any form of revocable special permit.

     5.7 Condition of Property. To the best of Sellers' knowledge (with respect to each Seller's own Property), the Property is in good operating condition and will be substantially in such condition at Closing as the Property is when inspected by Buyer during the Review Period. Except as may be otherwise disclosed in the Phase I Environmental Reports attached as Schedule 1 to this Agreement, to the best of Sellers' knowledge (with respect to each Seller's own Property): (A) Sellers have not received any written notice, demand, request for information or claim from any governmental agency, person or entity indicating that the Property is in violation of, or subject to liability or remediation under any local, state or federal environmental laws ("Laws"); (B) The Property is not currently subject to any order, investigation, decree, or injunction by any governmental entity pursuant to any applicable Laws; and (C) Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at or from the Property of any Hazardous Materials in violation of any applicable Laws. The term "Hazardous Materials" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under applicable Laws and includes, without limitation, formaldehyde, urea, polychlorinated biphenyls (PCBs), petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos and any by-product of same.

     5.8 Absence of Adverse Conditions. To the best of Seller's knowledge, Seller is not aware of any adverse condition with respect to the Property, such as impending legislation, ordinance, or other conditions which, if known to the Buyer, would materially adversely affect Buyer's decision to purchase the Property.

     5.9 Indemnification. The representations, warranties and covenants of Seller stated in this Agreement shall survive the Closing Date and the recordation of the Deed for one (1) year only. Seller shall indemnify Buyer for all costs, damages and liabilities, including reasonable attorney's fees, incurred by Buyer as a result of any material breach by Seller of any of the representations, warranties or covenants of Seller stated in this Agreement, provided a claim therefore is made in writing and received by Seller within one
(1) year after the Closing Date.

     5.10 "As-Is", "Where-Is" Condition of Property. Except as otherwise expressly set forth in this Agreement, Seller makes no express, implied or statutory representations or warranties to Buyer as to the condition of the personal property or the Property or improvements thereon, including, but not limited to, any warranty as to fitness for any particular purpose, merchantability or other warranty, including without limitation, the location or size of the Property, or the condition of the Property (access of the Property to public roads, compliance with any governmental laws, environmental laws, ordinances or regulations), or the existence or condition of any of the utilities or improvements constructed thereon or appurtenances incident thereto (collectively the "Improvements"), if any. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no such person has made, any representation, warranty, guaranty or promise, whether oral or written, except as set forth herein, and no such agreement, statement, representation or promise made by any such person that is not contained herein shall be valid or binding upon Seller.

     Except as otherwise expressly set forth in this Agreement, Seller does not agree to perform or assume any liability, encumbrance or obligation of any kind or character whatsoever relating in any manner to all or any part of the Property. Buyer has examined or will examine prior to the expiration of the Review Period, and shall be aware of the location, size, and condition of the Property and all the improvements constructed thereon, if any, and shall accept them in their "AS-IS", "WHERE-IS" CONDITION, with all faults and defects, if any, whether patent or latent as of the Closing Date. Buyer acknowledges that it has or will prior to the expiration of the Review Period independently inspect the Property and the improvements and shall have made and entered into this Agreement based upon such inspection and its own and best examination of the location, size and condition of the Property and the improvements, and, except as expressly set forth herein, Seller is hereby released from any and all responsibility regarding the valuation, location, size, or the physical and environmental condition of the Property and the improvements, and the adequacy or suitability for Buyer's purposes, and the extent of any needed repairs, if any, except as expressly set forth herein. Buyer acknowledges that any information or materials that Buyer has or may acquire from Seller or Seller's agents or employees is or has been furnished without representations or warranties, express or implied, and on the express condition that Buyer shall make its own independent verification of such information and materials.

Section 6. Representations, Warranties and Indemnification by Buyer.
--------------------------------------------------------------------

     6.1 Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Colorado Buyer has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Buyer hereunder. Buyer has taken all necessary action to authorize the execution, delivery and performance by Buyer of this agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Buyer and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Buyer and will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     6.2 Legal Actions. Except as set forth in this Section 6.2, there are, and on the Closing Date there shall be, no pending or threatened legal proceedings against Buyer that would materially adversely effect, restrict or prohibit Buyer's performance of this Agreement. There are, and on the Closing Date there shall be, no restrictions on Buyer's acquisition of the Property pursuant to this Agreement. Sellers hereby disclose that the following litigation affecting Exchange Building, Suite #705 is pending: Seller is in the process of evicting the tenant from the space. Further information will be provided upon request.

     6.3 Post Closing Obligations. Buyer shall perform all obligations and pay all amounts required of the owner of the Property after the Closing Date.

     6.4 Leases. Buyer shall assume all the rights and perform all obligations of Seller as landlord under the Leases accruing on or after the Closing Date.

     6.5 Indemnification. The representations, warranties and covenants of Buyer stated in this Agreement shall survive the Closing Date and the recordation of the Deed. Buyer shall indemnify Seller for all costs, damages and liabilities, including reasonable attorney's fees, incurred by Seller as a result of any material breach by Buyer of any of the representations, warranties or covenants of Buyer stated in this Agreement.

Section 7. Remedies for Failure to Close.
-----------------------------------------

     7.1 Buyer. If on the Closing Date this Agreement is in full force and effect, Buyer is not otherwise in default and Sellers fail to convey the Property to Buyer in accordance with this Agreement, then in such event, Buyer may elect as its remedy to either: (a) terminate this Agreement, in which event the Earnest Money and the Contingency Deposit shall be immediately returned to Buyer; or (b) continue this Agreement and prosecute a claim for specific performance of this Agreement.

     7.2 Seller. If on the Closing Date this Agreement is in full force and effect, Sellers are not otherwise in default and Buyer fails to purchase the Property in accordance with this Agreement, then in such event, Sellers shall be entitled to terminate this Agreement and retain the Earnest Money and the Contingency Deposit, if made (collectively referred to in this Section 7.2 as the "Deposits"), as liquidated damages. Seller shall not be entitled to any other damages for Buyer's default under this Agreement, provided Buyer does not dispute or prevent the Seller's retention of the Deposits. The parties acknowledge and agree that it would be difficult and speculative to determine the actual damages suffered by Sellers in the event of Buyer's default. Therefore, the parties agree to liquidate the amount of Sellers' damages to an amount equal to the Deposits, provided Buyer does not dispute or prevent the Sellers' retention of the Deposits. If Buyer disputes or prevents Sellers' retention of the Deposits, Sellers shall be entitled to pursue any remedies and damages available at law, including forfeiture of the Deposits.

Section 8. General Provisions.
------------------------------

     8.1 Notice. All notices and communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, facsimile telephonic transmission or mailed first class, registered or certified mail, postage prepaid, and shall be deemed given and received upon the earlier of actual delivery or three days after deposit in the United States Mail as aforesaid. Notices shall be transmitted, delivered or mailed to the following addresses:

     If to Buyer:
     -----------

     SHERIDAN REALTY ADVISORS
     1800 Glenarm Place, Suite 500
     Denver Colorado, 80202
     Attn: Charles Knight
     Tel. (303) 297-1800
     Fax (303) 296-7353

     And copied to:
     --------------

     Steven G. Wright, Esq.
     David F. Goossen, Esq.
     ISAACSON, ROSENBAUM, WOODS & LEVY, P.C.
     633 17th Street, Suite #2000
     Denver, CO 80202
     Tel. (303) 292-5656
     Fax  (303) 292-3152

     And copied to:
     -------------

     Paul J. Ruff
     Andrew J. Ritter
     TRIUMPH REAL ESTATE CORPORATION
     14 Inverness Drive, #G-216
     Inglewood, CO 80112

     If to Sellers:
     -------------

     EBD ASSOCIATES, LLC
     WCD ASSOCIATES, LLC
     c/o Warren Lortie Associates, Inc.
     1301 Dove Street, Suite 920
     Newport Beach, California 92660
     Tel. (949) 851-2020
     Fax (949) 851-5854

     And copied to:
     -------------

     Bruce J. Nelson
     NELSON RASUMSSEN & CHRISTENSEN
     576 E. South Temple
     Salt Lake City, Utah 84102
     Tel. (801) 531-8400
     Fax (801) 363-3614

     And copied to:
     -------------

     Douglas A. Arnell
     Mary Sullivan
     TRAMMELL CROW COMPANY
     7535 East Hampton Avenue, Suite 650
     Denver, Colorado 80231-4845
     Tel. (303) 224-6373
     Fax (303)  695-1866


     8.2 Negotiation and Integration. The terms and provisions of this Agreement represent the results of negotiations between the parties, each of which has been represented by counsel or other representative of its own choosing and neither of which have acted under duress or compulsion, whether legal, economic or otherwise. This Agreement is entered into after full investigation, neither party relying upon any statements or representations made by the other not embodied in this Agreement. All prior and contemporaneous statements, representations, implications, understandings and agreements between the parties are superseded by and merged in this Agreement, which alone fully and completely expresses their entire agreement. There are no other agreements between the parties regarding the Property.

     8.3 Assignment and Modification. This Agreement shall be binding upon the successors and assigns of the parties. Buyer shall have the right to assign this Agreement. Notwithstanding any assignment, Buyer shall remain liable for performance of all obligations and duties under this Agreement.

     8.4 Severability. If any provision of this Agreement is held by a court to be void or unenforceable, the balance of the Agreement shall remain valid and enforceable.

     8.5 No Agency. It is expressly agreed and understood by the parties hereto that neither party is the agent, partner nor joint venture partner of the other. It is also expressly agreed and understood that neither Seller nor Buyer has any obligations or duties to the other except as specifically provided for in this Agreement.

     8.6 Attorney's Fees. In the event any party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce this Agreement or any instrument executed pursuant to this Agreement, or by reason of any breach hereunder, the party prevailing in any such action or other proceeding shall be paid all costs and reasonable attorney's fees by the defaulting party, and in the event any judgment is secured by such prevailing party all such costs and attorney's fees shall be included in any such judgment, attorney's fees to be set by the court.

     8.7 Time. Time is of the essence of this Agreement. However, if any action is required to be taken on a Saturday, Sunday, or legal holiday, the action shall be deemed timely if it is taken by 5:00 p.m. Mountain Time, on the next regular business day.

     8.8 State Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Colorado. Any judicial action relating to this Agreement shall be prosecuted in a court of competent jurisdiction in Denver County, Colorado as the court of exclusive jurisdiction and proper venue and the parties hereby consent to the jurisdiction and venue of said court. The parties jointly waive trial by jury in any action relating to this Agreement to the extent such rights may be waived in advance.

     8.9 Counterparts. This Agreement may be executed in counterparts, and the signature of any person required by this Agreement shall be effective if signed on any and or all counterparts. All counterparts together shall be considered one and the same Agreement. Signatures produced by facsimile telephonic transmission shall be accepted as originals.


     IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the Agreement Date.

Buyer:                     SHERIDAN INVESTMENTS, LLC
                           a Colorado limited liability company

                           By: SHERIDAN DEVELOPMENT, LLC,
                               a Colorado limited liability company, its Manager


                           By: /s/ John B. Greenman
                           ------------------------
                           John B. Greenman, Manager


Sellers:                   EBD ASSOCIATES, LLC,
                           a Colorado limited liability company

                           By: WARREN LORTIE INVESTMENTS, INC.,
                           Its: Managing Member


                           By: /s/ Warren H. Lortie
                           ------------------------
                           Name: Warren H. Lortie
                           Its: President

                           WCD ASSOCIATES, LLC,
                           a Colorado limited liability company

                           By: WARREN LORTIE INVESTMENTS, INC.,
                           Its: Managing Member


                           By: /s/ Warren H. Lortie
                           ------------------------
                           Name: Warren H. Lortie
                           Its: President



Received and accepted this ____ day of June, 2000.

Title Company:

         CHICAGO TITLE COMPANY

         By:_________________________
         Name:_______________________
         Its:________________________